Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 4, 2013, relating to the carve-out financial statements of Bison Gas Gathering System of Bear Tracker Energy, LLC (subsequently acquired by Bison Midstream, LLC) as of and for the year ended December 31, 2012 appearing in the Company’s Form 8-K filed June 5, 2013.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton Collins Mitchell LLP

Denver, Colorado

October 1, 2013